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August 7, 2003
                                                                    CONFIDENTIAL
                                                           FOR INTERNAL USE ONLY
                                                        BY SALES REPRESENTATIVES
                                                               DO NOT DISTRIBUTE


        2003 CLOSURE AND LIQUIDATION OF THE USAA GLOBAL TITANS INDEX FUND

                      Q&A FOR USE BY SALES REPRESENTATIVES
           BETWEEN AUGUST 6, 2003 AND DISTRIBUTION OF PROXY STATEMENT

ONCE A MEMBER MENTIONS THAT S/HE IS CALLING REGARDING LIQUIDATION OF THE FUND, YOU MUST EXPLAIN THE FOLLOWING:

WE ARE EMPLOYEES OF USAA INVESTMENT MANAGEMENT COMPANY, THE INVESTMENT ADVISER TO THE USAA GLOBAL TITANS INDEX FUND.

Shareholders of the Fund will or have already received a prospectus supplement explaining the Board's actions. YOU WILL ALSO RECEIVE A COPY OF THE PROXY STATEMENT WHEN FINALIZED. SHAREHOLDERS ALSO MAY OBTAIN THE PROXY STATEMENT, AND OTHER RELEVANT DOCUMENTS ONCE FINALIZED AND FILED, FOR FREE AT THE SEC'S WEBSITE, WWW.SEC.GOV, OR BY CALLING US AT 1-800-531-8181. Please read the entire proxy statement as it will contain important information about the proposal and the USAA Global Titans Index Fund. Shareholders of the Fund will receive a final proxy statement by mail or electronic delivery when finalized.

        o WHAT IS HAPPENING TO THE USAA GLOBAL TITANS INDEX FUND?

          Barclays Global Advisors, the subadviser to the Fund, has notified us that it will no longer manage the Fund after November 30, 2003. Our research tells us no one else manages a retail mutual fund like the USAA Global Titans Index Fund.

          Based on management's recommendation, the Fund's Board of Directors has:

            o  Closed the Fund to new investors effective August 6, 2003.

            o Approved the liquidation of the Fund, subject to shareholder approval.

            o Authorized the calling of a special shareholders' meeting to vote on the proposal to liquidate the Fund at a date to be determined by the Fund's officers. (tentatively scheduled for November).

       o  WHY DID THE BOARD TAKE THESE ACTIONS?

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          The Board  elected to  liquidate  the Fund after  receiving  notice of
          Barclays' decision not to manage the Fund after November 30, 2003. The Board considered the fact that no other subadviser manages a retail mutual fund like the Global Titans Index Fund. The Board also considered and determined that merging a low cost index fund into an actively managed international fund with a significantly higher expense ratio was not in the best interests of Fund shareholders. Therefore, liquidation of the Fund was the only other viable option. The proxy statement that you receive will go into more detail about all of the reasons behind the Board's decision to liquidate the Fund.

          If the Fund is to be liquidated it should be closed to new investors to limit the number of investors impacted by the liquidation, and shareholders must approve the liquidation.

        o HOW WILL THE FUND OPERATE UNTIL THE SHAREHOLDER MEETING TO VOTE ON THE PROPOSAL?

          Barclays will continue to manage the Fund through November 30, 2003 consistent with the Fund's investment policies specified in its prospectus and Statement of Additional Information. However, if significant numbers of shareholders redeem out of the Fund, it might be necessary to sell securities to maintain necessary liquidity, which could negatively affect Barclays ability to track the index prior to the liquidation of the Fund.

        o WILL THE NET ASSET VALUE PRICE OF THE FUND CHANGE DRASTICALLY UNTIL LIQUIDATION?

          The Fund's share price will continue to be valued as described in your prospectus. If stock prices go up in value, the NAV per share of the Fund could rise. The opposite also is true in that if stock prices decline in value, the Fund's NAV per share would decline. Whether you would incur a taxable gain or taxable loss will depend on the average cost basis of your shares in relation to the current NAV per share of the Fund.

        o WILL THE NET FEES OF THE FUND INCREASE UNTIL LIQUIDATION?

          No. IMCO voluntarily waives fees and expenses to ensure that the Fund's net operating expense ratio does not exceed 0.85%. IMCO will maintain this net operating expense ratio until, at least, the shareholders' meeting to vote on the proposal. If shareholders approve the liquidation, IMCO will maintain the net operating expense ratio until the Fund is fully liquidated. If shareholders do not approve the liquidation, IMCO could decide to eliminate the voluntary waiver resulting in an increase to the net operating expense ratio of the Fund.

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




        o WILL THE LIQUIDATION BE A TAXABLE EVENT?

          For shareholders who own shares in accounts established as a Traditional IRA (including Rollover IRAs), Roth IRA (including Roth Conversion IRAs), SIMPLE IRA, and SEP IRA (including SARSEPs), 403(b)(7) Plan, or Coverdell Education Savings Account (collectively "Tax Deferred Account"), the liquidation of Fund shares WILL NOT result in any tax impact to you.

          For shareholders who do not own shares though a Tax Deferred Account, the liquidation WILL result in a taxable event for you in 2003. Whether you have a reportable gain or loss will depend on the average cost basis of your shares in the Fund in relation to the proceeds you receive when the Fund is liquidated.

               Please consult your tax advisor for more details.

        o WOULD AN EXCHANGE OF MY SHARES INTO ANOTHER USAA FUND ALSO BE A TAXABLE EVENT?

          An exchange will have the same tax consequences as a liquidation because an exchange involves the redemption of your Fund shares and purchase of shares of another fund or investment.

          For shareholders who own shares in Tax Deferred Accounts, an exchange of Fund shares WILL NOT result in any tax impact to you.

          For shareholders who do not own shares though a Tax Deferred Account, an exchange WILL result in a taxable event for you in 2003. Whether you have a reportable gain or loss will depend on the average cost basis of your shares in the Fund in relation to the average sales price upon redemption.

               Please consult your tax advisor for more details.

        o WHAT  IMPACT  DID  THE  FUND'S  EXPENSES  HAVE  ON  THE  DECISION   TO
          LIQUIDATE THE FUND?

          As the proxy statement will explain in greater detail, the Board considered many factors in deciding to liquidate the Fund, and the expenses of the Fund was one factor in the Board's decision, but not the primary reason. Barclays' resignation as subadviser triggered a close examination of the Fund and its future prospects. The Board, however, voted to liquidate the Fund only after it was informed that management could not find any other subadviser that manages a retail mutual fund similar to the Global Titans Index Fund, and after the Board determined that merging the low cost Global Titans Index Fund into an actively managed international fund with a significantly higher operating expense ratio would not be in the best interests of shareholders.

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


          It is important for funds to have an asset base large enough to cover their expenses. The Fund was never large enough to cover its operating expenses. The gross expense ratio of the Fund during the last fiscal year ended December 31, 2002 was 2.43%. Because IMCO voluntarily limits the Fund's net operating expense ratio to 0.85%, IMCO has incurred a loss since the Fund's inception. Operating funds at a loss over an extended time period is not a sound business practice nor does it benefit the USAA membership as a whole.

        o SHOULD I SELL NOW OR WAIT TO SEE IF THE FUND WILL BE LIQUIDATED?

          Unless you own shares in a Tax Deferred Account, you will have a taxable event in 2003 if the Fund is liquidated, and you may want to control the nature of your tax impact by selling your shares prior to the liquidation of the Fund. I can provide you with information about other USAA Funds, other funds available from the Fund supermarket or other investment opportunities.

          For shareholders in Tax Deferred Accounts who do not redeem their shares prior to the liquidation of the Fund, the custodian will reinvest your cash proceeds into the USAA Money Market Fund until the account holder makes another investment decision. Shareholders of Tax Deferred Accounts who want to invest their proceeds in an investment other than the USAA Money Market Fund may want to contact a sales representative prior to the liquidation to discuss investment alternatives.

               If you have additional questions, please call one of our registered representatives at 1-800-[___-____] to help you with your investment alternatives. Feel free to contact us Monday through Friday 7:00 a.m. to 9:00 p.m., Saturday 8:30 a.m. to 5:00 p.m., and Sunday 11:30 a.m. to 8:00 p.m. Central Time.

               To learn more about the USAA family of funds, or easily exchange into another USAA fund online, visit our Web site anytime at WWW.USAA.COM.

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